EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SRS Labs, Inc. of our report dated February 22, 2011 relating to our audits of the consolidated financial statements and the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of SRS Labs, Inc. for the year ended December 31, 2010.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

August 4, 2011